Exhibit 3.2

FIFTH AMENDED AND RESTATED
BYLAWS
OF
UNITED NATURAL FOODS, INC.

A Delaware Corporation
Effective June 1, 2023

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ii

ARTICLE VII AMENDMENT
SECTION 7.1 By the Board of Directors	30
SECTION 7.2 By the Stockholders	30

iii

FIFTH
AMENDED AND RESTATED BYLAWS OF
UNITED NATURAL FOODS, INC.
ARTICLE I

STOCKHOLDERS
SECTION 1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or, if not so designated, at the registered office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held either solely by means of remote communication or concurrently with a meeting held at a designated place in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”).
SECTION 1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with the requirements of these Bylaws shall be held on a date to be fixed by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) (which date shall not be a legal holiday) at the time and place (if any) to be fixed by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.
SECTION 1.3 Special Meetings.
(a)Special meetings of stockholders may be called at any time by the Chair of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Board of Directors, and, subject to the requirements of this Section 1.3 and such other sections of these Bylaws as are applicable, a special meeting of the stockholders shall be called by the Secretary of the corporation upon written request to the Secretary of the corporation (each such request, a “Special Meeting Request” and such meeting a “Stockholder Requested Special Meeting”) of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the corporation (the “Common Stock”) entitled to vote at such meeting, which shares are determined to be “Net Long Shares” (as defined below) (the “Requisite Percentage”), who have held such shares continuously for at least one year prior to the date such Special Meeting Request is delivered to the Secretary of the corporation (such period, the “One-Year Period”) and who have complied in full with the requirements set forth in these Bylaws. A special meeting of stockholders may be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Special

Meeting shall be not more than 90 days after a Special Meeting Request(s) satisfying the requirements set forth in these Bylaws and representing the Requisite Percentage is received by the Secretary of the corporation. Business transacted at any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
For purposes of determining the Requisite Percentage, “Net Long Shares” shall mean those shares of Common Stock as to which the stockholder(s) of record making the Special Meeting Request or beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”) possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares (A) sold by such stockholder in any transaction that has not been settled or closed, (B) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of Common Stock or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (2) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder. Whether shares of Common Stock constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.
(b)To be in proper form and valid, a Special Meeting Request must be signed by the holders of the Requisite Percentage (or their duly authorized agents), be delivered to the Secretary of the corporation at the corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service and shall (i) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (iii) set forth (A) the name and address, as they appear in the corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (B) the number of Net Long Shares held by such stockholder, (C) include documentary evidence that the stockholders held the Requisite Percentage as of the Request Date and that such shares have been held continuously for the One-Year Period, provided that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary of the corporation within ten (10) days after the Request Date) that the beneficial owners on whose behalf the request is made held the Requisite Percentage as of the Request Date and continuously for the One-Year Period and (D) a certification from the stockholder submitting the request that the Requesting Stockholders signing the request in the aggregate satisfy the Requisite Percentage, (iv) describe any material interest of each such Requesting Stockholder in the specific purpose or purposes of the meeting, (v) contain any other information that would be required to be provided by a stockholder seeking to nominate directors to the Board of Directors pursuant to Section 1.10 and Section 1.14 of these Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or bring an item of business before an annual meeting of stockholders pursuant to Section 1.11 and Section 1.14 of these Bylaws, (vi) include an acknowledgment by each Requesting Stockholder and any duly authorized agent that any reduction in Net Long Shares owned by such Requesting Stockholder as of the date of delivery of the Special Meeting Request and prior to the record date for the proposed Stockholder Requested Special Meeting shall constitute a revocation of such request to the extent of such reduction, and (vii) include an agreement by each Requesting Stockholder and any duly authorized agent to notify the corporation promptly in the event of any decrease in Net Long Shares held by such Requesting Stockholder following the delivery of the Special Meeting Request and prior to the Stockholder Requested Special Meeting. In addition, the Requesting Stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the corporation.
Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered by or on its behalf pursuant to this Section 1.3(b), if necessary, so that the information provided in such Special Meeting Request or required to be provided in such Special Meeting Request by (i) Section 1.10 and Section 1.14 of these Bylaws as to any nominations proposed to be presented at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such nominations and/or (ii) Section 1.11 and Section 1.14 of these Bylaws as to the business proposed to be conducted at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such business shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Stockholder Requested Special Meeting, and such update and supplement shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Stockholder Requested Special Meeting. The Requesting Stockholder(s) also shall certify to the corporation in writing on the day prior to the Stockholder Requested Special Meeting as to whether the Requesting Stockholder(s) continues to satisfy the Requisite Percentage. In the case of any Special Meeting Request for the nomination of directors (a “Director Election Special Meeting Request”), the Requesting Stockholders shall provide reasonable evidence to the corporation that the solicitation requirements under Rule 14a-19 (or any successor provision) promulgated under the Exchange Act have been satisfied with respect to the nominees identified in such Director Election Special Meeting Request, and shall cause such evidence to be delivered to or be mailed to and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days prior to the date of the applicable Stockholder Requested Special Meeting.
Nominations pursuant to Section 1.15 of these Bylaws may not be made in connection with a Special Meeting Request.
(c)In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(d)At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 1.3, a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary of the corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the corporation during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at any meeting of stockholders held within twelve (12) months prior to receipt by the Secretary of the corporation of the Special Meeting Request, (vi) a Similar Item was presented at any meeting of stockholders held within ninety (90) days prior to receipt by the Secretary of the corporation of the Special Meeting Request (and, for purposes of this clause (vi), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 1.3 have been satisfied and such determination shall be binding on the corporation and its stockholders.
Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Stockholder Requested Special Meeting shall determine at such meeting whether any proposed business or other matter to be transacted by the stockholders has not been properly brought before the special meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or other matter was not properly brought before the meeting and such business or other matter shall not be presented for stockholder action at the meeting. If the chair of the Stockholder Requested Special Meeting called pursuant to a Director Election Special Meeting Request determines that the solicitation in support of any nominee, other than a nominee of the corporation, for election as a director was not conducted in compliance with Rule 14a-19 under the Exchange Act or any other applicable provision of these Bylaws, the chair shall declare to the Stockholder Requested Special Meeting that the nomination of such nominee was defective, and such defective nomination shall be disregarded. In addition, notwithstanding the foregoing provisions of this Section 1.3, unless otherwise required by law, if the Requesting Stockholder(s) (or a qualified representative of the stockholder) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
SECTION 1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place (if any), date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
SECTION 1.5 Voting List. The corporation shall prepare no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
SECTION 1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the shares of the corporation’s capital stock issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business.
SECTION 1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place (if any) of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
SECTION 1.8Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if authorized by the Board of Directors) or may authorize another person or persons to vote or act for such stockholder by written proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
SECTION 1.9 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Except as provided in Article II, Section 2.5 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees as of the date 14 days preceding the date that the corporation first distributes its notice of meeting for such meeting exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.9, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. If a nominee who already serves as a director is not elected, such director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.
SECTION 1.10Nomination of Directors.
(a)Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 or Section 1.15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (x) as specified in the corporation’s notice of such meeting (or any supplement thereto), (y) as otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (z) with respect to any annual meeting of stockholders or special meeting of stockholders (but, in the case of a special meeting of stockholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) as otherwise properly brought before the meeting by any stockholder (A) who is a stockholder of record of the corporation both at the time the notice is provided and at the record date for the meeting at which a vote is taken with respect to the person nominated to be a director (an “Eligible Stockholder”), (B) who complies with the provisions set forth in this Section 1.10 and Section 1.14 of these Bylaws, and (C) who complies with the requirements of Rule 14a-19 under the Exchange Act. The foregoing clause (z) and Section 1.15 shall be the exclusive means for a stockholder to submit any director nomination. All nominations made by any Eligible Stockholder must be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely with respect to nominees to be considered at any annual meeting of stockholders, an Eligible Stockholder’s notice shall be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the one hundred twentieth (120th) day, nor earlier than the one hundred fiftieth (150th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Eligible Stockholder to be timely must be so received not later than the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure (as defined below) of the date of the meeting was first made, whichever occurs first. To be timely with respect to nominees to be considered at a special meeting of the stockholders, an Eligible Stockholder’s notice for nominations to be made at a special meeting must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the one hundred twentieth (120th) day, nor earlier than the one hundred fiftieth (150th) day, prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined herein) of the date of such special meeting was first made. To be in proper written form, an Eligible Stockholder’s notice shall set forth in writing (i) as to each person whom the Eligible Stockholder proposes to nominate for election or re-election as a director (the “Nominee”), (A) the name, age, business address and residence address of such Nominee, (B) the principal occupation or employment of such Nominee, (C) a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three years, between or among the Eligible Stockholder, any Proposing Stockholder (as defined below) and/or any Stockholder

Associated Person (as defined below) thereof with respect to such nomination, on the one hand, and each Nominee and his or her respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such Eligible Stockholder, such Proposing Stockholder and any Stockholder Related Person were the registrant for purposes of such Item 404 and such Nominee were a director or executive officer of such registrant, (D) all information with respect to the Nominee that would be required to be provided to the corporation pursuant to clause (b) of this paragraph below if the Nominee were a Proposing Stockholder with respect to the nomination of any person for election as a director of the corporation, (E) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including, without limitation, the Nominee’s written consent to being nominated as a director and to serving as a director if elected), and (F) a fully completed and signed questionnaire, representations and agreement required by Section 1.10(b), copies of which may be obtained upon request to the Secretary of the corporation, and (ii) as to the Eligible Stockholder and any Proposing Stockholder with respect to the Nominee, (A) the name and address, as they appear on the corporation’s books and otherwise, of the Eligible Stockholder, any Proposing Stockholder and any Stockholder Associated Person thereof covered by clauses (B)-(D) below, (B) the class and number of shares of stock of the corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of stock of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Stockholder, such Proposing Stockholder and any Stockholder Associated Person thereof, including, if such Proposing Stockholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership, (C) a description of any economic interest in or in respect of or any other right with respect to (including from a third party), any equity, debt or other securities of the corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the corporation, including, without limitation, any swaps or other derivative arrangements), including any short interest or other borrowing arrangement in respect of any securities of the corporation (collectively, the “Derivative Securities”), held by such Eligible Stockholder, such Proposing Stockholder and any Stockholder Associated Person thereof, (D) a description of all agreements, arrangements, proxies and understandings between such Eligible Stockholder, such Proposing Stockholder or any Stockholder Associated Person thereof, on the one hand, and any other person(s) (including any Stockholder Associated Person, or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Stockholder, such Proposing Stockholder or any Stockholder Associated Person thereof has a right to vote any shares or other securities of the corporation), or the proposed director nomination or potential service of the Nominee on the Board of Directors, (E) any information relating to such Eligible Stockholder, such Proposing Stockholder or any Stockholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) a representation that the Eligible Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and (G) a representation that the Eligible Stockholder or a Qualified Representative (as defined below) thereof intends to appear in person at the meeting to propose such nomination. Such Eligible Stockholder’s notice shall, with respect to any Nominee, be accompanied by a certificate executed by the Eligible Stockholder certifying that such Eligible Stockholder: (i) will comply with Rule 14a-19 (or any successor provision) promulgated under the Exchange Act in connection with such Eligible Stockholder’s solicitation of proxies in support of any Nominee, (ii) will notify the corporation as promptly as practicable of any determination by the Eligible Stockholder to no longer solicit proxies for the election of any Nominee as a director at an annual meeting or special meeting, (iii) will furnish such other or additional information as the corporation may request for the purpose of determining whether the requirements of this Section 1.10 have been complied with and evaluating any nomination described in the Eligible Stockholder’s notice and (iv) will appear in person or by proxy at the meeting to nominate any Nominees and acknowledging that if the Eligible Stockholder does not so appear in person or by proxy at the meeting to nominate such Nominee the corporation need not bring such Nominee for a vote at such meeting and any proxies or votes cast in favor of the election or any such Nominee need not be counted or considered. In addition, any such Eligible Stockholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding the Eligible Stockholder, any Proposing Stockholder or any Stockholder Associated Person thereof, if any, and/or to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 1.10 and, if applicable, Section 1.15 of these Bylaws. An Eligible Stockholder shall have no right to (i) nominate a number of Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Nominee unless such substitute or replacement is nominated in accordance with this Section 1.10 and Rule 14a-19 (including the timely provision of all information and representations with respect to such substitute or replacement Nominee in accordance with the deadlines set forth in this Section 1.10). If the corporation provides notice to an Eligible Stockholder that the number of Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the corporation within five (5) business days stating the names of the Nominees that have been withdrawn so that the number of Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any Nominee becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may be validly cast for such individual. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the corporation or certificate of designations establishing the terms of such preferred stock.

(b)To be eligible to be a nominee for election or reelection as a director of the corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.10(a), or, in the case of a Stockholder Nominee (as defined below), the time periods prescribed for delivery of a Proxy Access Notice under Section 1.15 of these Bylaws) to the Secretary at the principal executive offices of the corporation (i) a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination or recommendation for nomination, as the case may be, is being made (which questionnaire shall be provided by the Secretary of the corporation upon written request), (ii) a written representation and agreement (in the form provided by the Secretary of the corporation upon written request) that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not and will not give any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote as a director on any issue or question to be decided by the Board of Directors (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, (D) consents to being named as a nominee in any proxy statement at any meeting for the election of directors and any associated form of proxy pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card, (E) will serve as a director of the corporation if elected and will notify the corporation simultaneously with the notification to the Proposing Stockholder of the nominee’s actual or potential unwillingness or inability to serve as a director and (F) will abide by the requirements of Section 1.9 of these Bylaws.
SECTION 1.11Notice Of Stockholder Proposals. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, any such business (other than the nomination for election to the Board of Directors, which must comply with the provisions of Section 1.10) must be a proper matter for stockholder action, and must be (a) specified in the corporation’s notice of the meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) with respect to any annual meeting of stockholders or special meeting of stockholders (but, in the case of a special meeting of stockholders, only if such business is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), otherwise properly brought before the meeting by a stockholder (i) who is an Eligible Stockholder, and (ii) who complies with the provisions set forth in this Section 1.11 and Section 1.14 of these Bylaws. The foregoing clause (c) shall be the exclusive means for a stockholder to propose any business at any stockholders’ meeting; provided, however, that nothing set forth in this Section 1.11 or Section 1.14 of these Bylaws shall be deemed to affect any right of stockholders to request the inclusion of any stockholder proposal in the corporation’s proxy statement pursuant to Rule 14a-

8 under the Exchange Act. For business to be properly brought before a meeting by a stockholder, the Eligible Stockholder must have given timely notice in proper written form to the Secretary of the corporation. To be timely with respect to business to be considered at any annual meeting of stockholders, an Eligible Stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the one hundred twentieth (120th) day, nor earlier than the one hundred fiftieth (150th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Eligible Stockholder to be timely must be so received not later than the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure (as defined herein) of the date of the meeting was first made, whichever occurs first. To be timely with respect to business to be considered at a special meeting of the stockholders, an Eligible Stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the one hundred twentieth (120th) day, nor earlier than the one hundred fiftieth (150th) day, prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined herein) of the date of such special meeting was first made. To be in proper written form, an Eligible Stockholder’s notice to the Secretary of the corporation shall set forth (a) as to the Eligible Stockholder, any Proposing Stockholder and any Stockholder Associated Person thereof, all information and representations described in clauses (a)(ii)(A)-(G) of Section 1.10 of these Bylaws (substituting references to the proposed nomination with the proposed business, where applicable), (b) as to each matter the Eligible Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment, and the reasons for conducting such business at the meeting, (c) as to each matter the Eligible Stockholder proposes to bring before any special meeting of the stockholders of the corporation the information required by Section 1.3 of these Bylaws and (d) any material interest of the Eligible Stockholder, any Proposing Stockholder or any Stockholder Associated Person thereof in such business, including a description of all agreements, arrangements and understandings between such Eligible Stockholder, such Proposing Stockholder or any Stockholder Associated Person thereof, on the one hand, and any other person(s) (including any Stockholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business. In addition, any such Eligible Stockholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding such Eligible Stockholder, any Proposing Stockholder or any Stockholder Associated Person thereof, if any, and/or the business that such Eligible Stockholder proposes to bring before the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the provisions set forth in this Section 1.11.
SECTION 1.12Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.
SECTION 1.13Organization; Administration of the Meeting.

(a)The Chair of the Board, or in the Chair’s absence the Vice Chair of the Board designated by the Chair of the Board, or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), in the order named, shall call meetings of the stockholders to order, and shall act as chair of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chair of any meeting in the absence of the Chair of the Board. The Secretary of the corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary of the corporation at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.
(b)The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chair of the meeting shall appoint one or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.
(c)Subject to the DGCL or other applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to the DGCL or other applicable law and such rules and regulations, if any, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). In addition, the Chair of the meeting shall have the power to adjourn any meeting of stockholders, in accordance with applicable legal requirements.
(d)Notwithstanding anything contained herein to the contrary, if an Eligible Stockholder (or a Qualified Representative thereof) does not appear at a meeting of stockholders of the corporation to present a nomination or business proposed pursuant to Section 1.10 or Section 1.11 hereof, respectively, or any Rule 14a-8 stockholder proposal, as applicable, unless otherwise determined by the corporation in advance of such meeting, the Chair of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.13(d), to be considered a “Qualified Representative” of the Eligible Stockholder, a person must be a duly authorized officer or other agent of such Eligible Stockholder, or must be authorized by a writing executed by such Eligible Stockholder or an electronic transmission delivered by such Eligible Stockholder to act for such Eligible Stockholder as proxy at the meeting of stockholders in accordance with applicable law, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders and provide a copy thereof at, or in advance of, the meeting to the Secretary of the corporation.
SECTION 1.14General Provisions Regarding Nominations and Proposals.
(a)An Eligible Stockholder providing notice of a nomination or business proposed to be brought before a meeting in accordance with Section 1.10 or Section 1.11, as applicable, of these Bylaws shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.10 or Section 1.11, as applicable, of these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting, or if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof), and (ii) with respect to notice of a nomination in accordance with Section 1.10, to provide reasonable evidence that a stockholder providing notice of any nomination has satisfied the solicitation requirement of under Rule 14a-19 (or any successor provision) promulgated under the Exchange Act and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such meeting.
(b)If (i) any information required to be provided pursuant to Section 1.10 or Section 1.11, as applicable, of these Bylaws or Section 1.14(a) of these Bylaws, in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Stockholder, any Proposing Stockholder and/or any Stockholder Associated Person thereof have not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Eligible Stockholder shall be deemed not to have been provided in accordance with these Bylaws, and the business proposed by any such Eligible Stockholder shall be deemed not to properly before the meeting in accordance with these Bylaws.
(c)The Chair of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these Bylaws or that business was not properly brought before the meeting in accordance with these Bylaws, as applicable, and if the Chair should so determine, he shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(d)In no event shall the adjournment of a meeting of stockholders or (to the extent permitted by applicable law) postponement of a meeting of stockholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in Section 1.10 or Section 1.11 of these Bylaws.
(e)In addition to complying with the terms of these Bylaws, an Eligible Stockholder, any Proposing Stockholder and any Stockholder Associated Person thereof shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.10 and Section 1.11 of these Bylaws; provided, however, that any references in Section 1.10, Section 1.11, Section 1.14 and Section 1.15 of these Bylaws to the Exchange Act, or the rules promulgated thereunder, are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.10 or Section 1.11 of these Bylaws.
(f)For purposes of these Bylaws, (i) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (ii) “Proposing Stockholder” means the stockholder of record of the corporation making any director nomination or proposing any business pursuant to Section 1.10 or Section 1.11, as applicable, of these Bylaws or, if different, the beneficial owner of shares of capital stock of the corporation on whose behalf any director nomination or business is proposed pursuant to Section 1.10 or Section 1.11, as applicable, of these Bylaws (iii) “Stockholder Associated Person” of any Proposing Stockholder means (A) any Affiliate or Associate of such Proposing Stockholder, (B) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (A) above, or (C) any person acting in concert, in respect of any matter involving the corporation or its securities, with such Proposing Stockholder or any Stockholder Associated Person referenced in clauses (A) or (B) above, and (iv) “public disclosure” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.
SECTION 1.15Proxy Access for Director Nominations.
(a)With respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 1.15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the “Proxy Access Required Information,” of any person or persons, as applicable, nominated for election (the “Stockholder Nominee(s)”) to the Board of Directors by an individual eligible stockholder or group of up to twenty (20) eligible stockholders that satisfy the requirements of this Section 1.15 (such eligible person or eligible group, the “Proxy Access Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 1.15 (the “Proxy Access Notice”) to have its nominee or nominees, as applicable, included in the corporation’s proxy materials pursuant to this Section 1.15; provided, however, that a stockholder who has a contractual right, or has contractually limited such stockholder’s right, to designate one or more nominees for director shall not be, and any Affiliate of such stockholder shall not be, a Proxy Access Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting a Proxy Access Eligible Stockholder.

(b)To be timely for purposes of this Section 1.15, the Proxy Access Notice must be made by notice in writing delivered to, or mailed and received by, the Secretary of the corporation, at the principal executive offices of the corporation not later than the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the date that the corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, such Proxy Access Notice shall be made by notice in writing delivered to, or mailed and received by, the Secretary of the corporation not later than the one hundred twentieth (120th) day prior to such anniversary date for the mailing of its proxy statement or, if later, the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure (as defined in herein) of the date of such annual meeting of stockholders was first made, whichever occurs first. In no event will an adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a Proxy Access Notice as provided above.
(c)The maximum number of Stockholder Nominees nominated by all Proxy Access Eligible Stockholders that will be required to be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) the Specified Percentage of the number of directors in office as of the last day on which a Proxy Access Notice may be timely delivered pursuant to and in accordance with this Section 1.15 (the “Final Proxy Access Nomination Date”), rounded down to the closest whole number below the Specified Percentage if such amount is not a whole number; provided, however, that the maximum number of Stockholder Nominees shall be reduced by (A) the number of director candidates for which the corporation shall have received one or more valid stockholder notices pursuant to Section 1.10 of these Bylaws, (B) the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such an annual meeting of stockholders as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the corporation) and (C) the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting of stockholders for whom access to the corporation’s proxy materials was previously provided pursuant to this Section 1.15, other than any such director referred to in clause (B) or this clause (C) who at the time of such annual meeting of stockholders will have served as a director continuously as a nominee of the Board of Directors for at least three annual terms. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by a Proxy Access Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1.15 whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this

Section 1.15 has been reached. Any Proxy Access Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 1.15 shall rank such Stockholder Nominees based on the order that the Proxy Access Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Proxy Access Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of nominees provided for in this Section 1.15. In the event that the number of Stockholder Nominees submitted by Proxy Access Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of nominees provided for in this Section 1.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.15 from each Proxy Access Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of Common Stock each Proxy Access Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.15 from each Proxy Access Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 1.15, if the corporation receives notice pursuant to Section 1.10 of these Bylaws that a stockholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the corporation’s proxy materials with respect to such meeting pursuant to this Section 1.15.
(d)For purposes of this Section 1.15:
(i)the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto in Section 1.14(f) of these Bylaws;
(ii)the “Minimum Holding Period” is three (3) years;
(iii)the “Proxy Access Required Information” that the corporation will include in its proxy statement is the information provided to the Secretary of the corporation concerning the Stockholder Nominee(s) and the Proxy Access Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Proxy Access Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.15, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation;
(iv)the “Required Ownership Percentage” is 3% or more;
(v)the “Specified Percentage” is 20%; and

(vi)a Proxy Access Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Common Stock as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares of Common Stock or with cash based on the notional amount or value of shares of outstanding Common Stock subject thereto, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss realized or realizable arising from maintaining the full economic ownership of such shares by such stockholder or Affiliate. For purposes of this Section 1.15, a stockholder shall “own” shares held in the name of its bank, broker or other nominee or intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the annual meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such recalled shares through the annual meeting date. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders.
(e)In order to make a nomination pursuant to this Section 1.15, a Proxy Access Eligible Stockholder must have owned the Required Ownership Percentage of the outstanding Common Stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Proxy Access Notice is delivered to or mailed to and received by the Secretary of the corporation in accordance with this Section 1.15 and the record date for determining the stockholders entitled to vote at the annual meeting of stockholders and must continue to own the Required Shares through such annual meeting date. A Proxy Access Eligible Stockholder shall certify in its Proxy Access Notice the number of eligible shares of the outstanding Common Stock it asserts it is deemed to own for the purposes of this Section 1.15. The aggregate number of stockholders whose collective stock ownership may be counted for the purpose of satisfying the Required Ownership Percentage shall not exceed twenty (20) and no stockholder may be a member of more than one group under this Section 1.15(e). Two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 1.15. No later than the end of the time period specified in this Section 1.15 for delivering the Proxy Access Notice, a Qualifying Fund Family whose stock ownership is counted for purposes of qualifying as a Proxy Access Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors, or any committee thereof, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof. Within the time period specified in this Section 1.15 for delivering the Proxy Access Notice, a Proxy Access Eligible Stockholder (including each stockholder and fund compromising a Qualifying Fund Family) must provide the following information in writing to the Secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the Secretary of the corporation, the Proxy Access Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Proxy Access Eligible Stockholder’s agreement to provide, within (5) five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Proxy Access Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information and representations that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1.10 of these Bylaws; (iv) the consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Proxy Access Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not have any such intent, (B) will maintain qualifying ownership of the Required Shares through the date of the annual meeting of stockholders, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the corporation, (E) has not nominated and will not nominate for election any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s), (F) agrees to comply with all applicable laws, rules and regulations with respect to any solicitation in connection with the meeting and will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or an exemption from filing is available thereunder, and (G) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Proxy Access Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Proxy Access Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Proxy Access Eligible Stockholder provided to the corporation and (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Proxy Access Eligible Stockholder pursuant to this Section 1.15; (vii) a representation as to the Proxy Access Eligible Stockholder’s intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting of stockholders (which representation the Proxy Access Eligible Stockholder shall also include in its Statement, it being understood that the inclusion of such representation therein shall not count towards the Statement’s 500-word limit); and (viii) in the case of a nomination under this Section 1.15 by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination. For the avoidance of doubt, in the event that the Proxy Access Eligible Stockholder consists of a group of stockholders, the requirements and obligations applicable to an individual Proxy Access Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period, shall apply to each member of such group individually; provided, however, that the Required Ownership Percentage shall apply to the continuous ownership of the eligible group in the aggregate.
(f)Within the time period specified in this Section 1.15 for delivering the Proxy Access Notice, each Stockholder Nominee must deliver to the Secretary of the corporation at the principal executive offices of the corporation the representations, agreements and other information required by Section 1.10 of these Bylaws.
(g)In the event that any information or communications provided by the Proxy Access Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Proxy Access Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any such defect.
(h)The corporation shall not be required to include, pursuant to this Section 1.15, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the Common Stock is traded, or any applicable state or federal law, rule or regulation; (ii) for which the Secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of

Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.10 of these Bylaws; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the Common Stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors; (iv) if the Proxy Access Eligible Stockholder that has nominated such Stockholder Nominee or any such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Proxy Access Eligible Stockholder’s Stockholder Nominee(s) or a nominee of the Board of Directors; (v) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the corporation, in each case in connection with service as a director of the corporation; (vi) if the Stockholder Nominee is or becomes a party to any Voting Commitment; (vii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (x) if such Stockholder Nominee or the applicable Proxy Access Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof; or (xi) the Proxy Access Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these Bylaws, including this Section 1.15.
(i)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, or (ii) becomes ineligible or unavailable for or withdraws from election at the annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 1.15 for the next two annual meetings of stockholders. Any Proxy Access Eligible Stockholder (including each stockholder or fund comprising a Qualifying Fund Family whose stock ownership is counted for the purposes of qualifying as a Proxy Access Eligible Stockholder) whose Stockholder Nominee is elected as a director at an annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee in accordance with this Section 1.15. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by a Proxy Access Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (A) the Stockholder Nominee(s) and/or the applicable Proxy Access Eligible Stockholder shall have breached its or their obligations under this Section 1.15, as determined by the Board of Directors or such presiding officer or (B) the Proxy Access Eligible Stockholder (or a Qualified Representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 1.15.
(j)Other than Rule 14a-19 under the Exchange Act, this Section 1.15 shall be the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials. This Section 1.15 shall not prevent a stockholder from nominating a person to the Board of Directors pursuant to and in accordance with Section 1.10 of these Bylaws instead of pursuant to and in accordance with this Section 1.15. For the avoidance of doubt, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Proxy Access Eligible Stockholder and/or stockholder director nominees (including any Stockholder Nominee) for director, including any information provided to the corporation with respect to the foregoing.
ARTICLE II

DIRECTORS
SECTION 2.1General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
SECTION 2.2Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.
SECTION 2.3Terms of Office. Each director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
SECTION 2.4Rights of Preferred Stock. Notwithstanding the provisions of this Article II, whenever the holders of one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series or resolutions of the Board of Directors applicable thereto.
SECTION 2.5Vacancies. Any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy on the Board of Directors, whether such vacancy is the result of an increase in the number of directors or the result of a director’s death, resignation, retirement, disqualification or removal, shall hold office until the next annual meeting of stockholders to occur following such director’s election to the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
SECTION 2.6Resignation. Any director may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Secretary of the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
SECTION 2.7Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
SECTION 2.8Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chair of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), two or more directors, or by one director in the event that there is only a single director in office.
SECTION 2.9Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary of the corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by giving notice to such director by telephone, facsimile or e-mail at least twenty-four (24) hours in advance of the meeting or such shorter notice as the person calling such meeting may deem necessary or appropriate under the circumstances. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
SECTION 2.10Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
SECTION 2.11Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
SECTION 2.12Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.
SECTION 2.13Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.
SECTION 2.14Removal. Directors shall be removable either with or without cause. The removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.
SECTION 2.15Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.
SECTION 2.16Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS
SECTION 3.1Enumeration. The officers of the corporation shall consist of a President, a Secretary of the corporation, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chair of the Board, a Vice Chair of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
SECTION 3.2Election. The President, Treasurer and Secretary of the corporation shall be elected annually by the Board of Directors. Other officers may be appointed by the Board of Directors at the meeting at which the President, Treasurer and Secretary of the corporation shall be elected or at any other meeting.
SECTION 3.3Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
SECTION 3.4Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.
SECTION 3.5Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Secretary of the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.
SECTION 3.6Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary of the corporation. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
SECTION 3.7Chair of the Board and Vice Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair shall perform such duties and possess such powers as are assigned to the Chair by the Board of Directors. If the Board of Directors appoints a Vice Chair of the Board, the Vice

Chair shall, in the absence or disability of the Chair of the Board, perform the duties and exercise the powers of the Chair of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in the Vice Chair by the Board of Directors.
SECTION 3.8Chief Executive Officer and President. The Chief Executive Officer or, if there is no Chief Executive Officer, the President, shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated the Chair of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer and President shall perform such other duties and have such other powers that the Board of Directors may from time to time prescribe.
SECTION 3.9Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
SECTION 3.10Secretary and Assistant Secretaries. The Secretary of the corporation shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may from time to time prescribe. In addition, the Secretary of the corporation shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary of the corporation shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Secretary of the corporation may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary of the corporation, the Assistant Secretary of the corporation (or if there shall be more than one, the Assistant Secretaries of the corporation in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary of the corporation. In the absence of the Secretary of the corporation or any Assistant Secretary of the corporation at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary of the corporation to keep a record of the meeting.
SECTION 3.11Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President). In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
SECTION 3.12Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
ARTICLE IV

CAPITAL STOCK
SECTION 4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
SECTION 4.2 Certificates of Stock. Shares of the corporation’s Common Stock may be certificated or uncertificated in accordance with the DGCL. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chair or Vice Chair, if any, of the Board of Directors, or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
SECTION 4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, certificated shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.
SECTION 4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock (or an uncertificated share of stock) in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and/or bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
SECTION 4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE V

NOTICES
SECTION 5.1 General; Electronic Transmission. Whenever, under the provisions of statute or of the certificate of incorporation of this corporation or these bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by (a) personal delivery, by overnight courier, or by mail, addressed to such director or stockholder, at such stockholder’s address as it appears on the records of this corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be delivered (in the case of personal delivery and overnight courier) or when the same shall be deposited in the United States mail (in the case of mail), or (b) by electronic transmission as set forth below. Notice to directors may also be given by telegram, telephone or electronic transmission.

Without limiting the manner by which notice otherwise may be given to the stockholders, any notice given by this corporation to the stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to this corporation. Any such consent shall be deemed revoked if (a) this corporation is unable to deliver by electronic transmission two consecutive notices given by this corporation in accordance with such consent and (b) such inability becomes known to the Secretary of the corporation, an Assistant Secretary of the corporation, transfer agent or other person responsible for giving such notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.
SECTION 5.2 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable, electronic transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.
ARTICLE VI

GENERAL PROVISIONS
SECTION 6.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
SECTION 6.2 Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or Treasurer may (a) waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation and (b) exercise on behalf of the corporation all rights incident to ownership of any shares or equity interests of any corporation or organization owned by the corporation.
SECTION 6.3 Evidence of Authority. A certificate by the Secretary of the corporation, or an Assistant Secretary of the corporation, or a temporary secretary of the corporation, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 6.4 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.
SECTION 6.5 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:
(a)The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
(b)The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c)The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 6.6 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
SECTION 6.7 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
SECTION 6.8Forum for Adjudication of Certain Disputes. Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation of any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the DGCL or the corporation’s Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 6.8. If any action the subject matter of which is within the scope of this Section 6.8 is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 6.8 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Section 6.8 with respect to any current or future actions or claims.
ARTICLE VII

AMENDMENT
SECTION 7.1By the Board of Directors. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
SECTION 7.2By the Stockholders. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.
Adopted: June 1, 2023
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